EXHIBIT 10 (ca)


                              THIRD AMENDMENT TO
                       EXECUTIVE COMPENSATION AGREEMENT

      This Third Amendment to Executive Compensation Agreement (the "Third Amendment") is made and entered into effective as of November 26, 2000, by and between LINDA H. SLEEPER (the "Executive") and HALLMARK FINANCIAL SERVICES, INC. (the "Company").

                                  Recitals:

      WHEREAS, the Executive has previously been employed by the Company as its Executive Vice President and Chief Operating Officer;

      WHEREAS, the Executive has been promoted to President and Chief Executive Officer and has relinquished her other offices;

      WHEREAS, the Company and Executive have entered into an Executive Compensation Agreement dated August 24, 1994, which Executive Compensation Agreement has been amended by a First Executive Compensation Agreement
 Amendment dated August 24, 1995, a Second Amendment to Executive Compensation Agreement dated November 30, 1995, and letter agreements dated December 29, 1998, and December 14, 1999 (as amended, the "Agreement"); and

      WHEREAS, the Company and Executive desire to further amend the Agreement as set forth herein;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

                                  Amendment:

      1.   Amendment of Article  I.   Article I  of the  Agreement is  hereby
 deleted in its entirety and a new Article I substituted therefor which shall read as follows:

                                  ARTICLE I

                                 COMPENSATION

                                 Base Salary

           1.01 During the period of employment of Executive by the Company, the Board of Directors of the Company, or the Compensation Committee thereof, shall determine the base salary of Executive. Commencing November 26, 2000, and continuing through fiscal year 2001, the annualized base salary of Executive shall be not less than $200,000. For each fiscal year thereafter, the annual base salary of Executive shall be not less than 105% of the base salary for the preceding fiscal year.

                                   Bonuses

           1.02 In addition to her base salary, Executive shall be entitled to such cash bonuses as the Board or Compensation Committee shall from time to time determine.

                            Expense Reimbursement

           1.03 In addition to her base salary and bonuses, Executive shall be provided an automobile allowance of $500 per month. The Company shall also reimburse Executive for all ordinary and necessary business expenses incurred on behalf of the Company in the course of Executive's duties.

                       Stock Options and Other Benefits

           1.04 Executive shall be entitled to participate in all stock option and other incentive compensation plans of the Company. Awards to Executive pursuant to such stock option and incentive compensation plans shall be in such amounts as the Board, or the Stock Option Committee or Compensation Committee thereof, shall determine in its sole discretion. Executive shall also be entitled to participate in all other programs and benefits provided by the Company to the same extent as other executive officers of the Company.

      2. Amendment of Article II. Article II of the Agreement is hereby amended by deleting the parenthetical phrase immediately following clause
 (c) in Section 2.03 and substituting therefor a new parenthetical phrase reading "(other than (i) the Company, or (ii) an employee benefit plan sponsored by the Company)".

      3. Amendment of Article III. Article III of the Agreement is hereby amended by deleting Section 3.01 in its entirety and substituting therefor a new Section 3.01 which shall read as follows:

                     Window Period; Other than for Cause

           3.01 If the Company terminates Executive's employment other than for Cause or Executive terminates employment during the Window Period, the Company shall (a) pay to Executive in a lump sum in cash within thirty (30) days after the Date of Termination an amount equal to the sum of (i) the then current annual base salary of Executive plus (ii) the highest amount of bonus and other cash compensation received by Executive during any one of the immediately preceding three (3) fiscal years, and (b) for a period of one (1) year, maintain health insurance coverage for the Executive and her family (if applicable) substantially comparable to that available to the Executive immediately prior to the commencement of the Window Period.

      4.   Amendment of Article IV.   Article IV of  the Agreement is  hereby
 deleted in its entirety and a new Article IV substituted therefor which shall read as follows:

                                  ARTICLE IV

                                     TERM

                                 Primary Term

           4.01 The term of this Agreement shall commence on the date hereof and shall continue until December 31, 2002.

                                   Renewal

           4.02 On or before the expiration of the term of this Agreement, the Board of Directors of the Company may, in its sole discretion, extend the term of this Agreement through the end of the next fiscal year of the Company.

      5. Affirmation of Agreement. Except as expressly provide herein, all terms and conditions of the Agreement shall continue in full force and effect.

      EXECUTED to be effective as of the date first set forth above.

 COMPANY:                                EXECUTIVE:

 Hallmark Financial Services, Inc.
                                         _________________________
                                         Linda H. Sleeper
 By:  ______________________

 Name: _____________________

 Title: ____________________